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PROSPECTUS DATED MARCH 6, 2000                      PRICING SUPPLEMENT NO. 11 TO
PROSPECTUS SUPPLEMENT                       REGISTRATION STATEMENT NO. 333-30928
DATED MARCH 15, 2000                                             AUGUST 16, 2000
                                                                  RULE 424(B)(3)

                       Donaldson, Lufkin & Jenrette, Inc.
                                MEDIUM-TERM NOTES
                   Due Nine Months or More from Date of Issue

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE PROSPECTUS SUPPLEMENT UNDER DESCRIPTION NOTES, WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

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
Principal Amount:                  $ 100,000,000               Optional Conversion:              N / A

Price To Public:                        100.0000%              Optional Repayment Date:          Non-Call / Life
Underwriting Discount:                      .102%
Proceeds To Issuer:                       99.898%              Business Day Jurisdiction:        New York

Settlement Date                    August 18, 2000             Initial Redemption                N / A
(Original Issue Date):                                         Percentage:

Specified Currency:                US Dollars                  Initial Redemption Date:          N / A

Authorized Denomination:           $1,000                      Annual Redemption                 N / A
                                                               Percentage Reduction:

Maturity Date:                     September 18, 2001          Book Entry Note or                B / E
                                                               Certificated Note:
Interest Rate:                     7.04% Fixed
Interest:                          $7,744,000.00

Interest Payment Date:             At Maturity, or as          Total Amount of OID:              N / A
                                   modified

Interest Determination Date:       N/A                         Day Count:                        Act/360
                                                               CUSIP:                            25766CCL6
First Interest Date:               Maturity Date

Paying Agent:                      The Chase Manhattan Bank

Settlement:                        DTC#: 443
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CAPITALIZED TERMS NOT DEFINED ABOVE HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE
ACCOMPANYING PROSPECTUS SUPPLEMENT.

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION